UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14 INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CPS TECHNOLOGIES CORP.

(Name of Registrant as Specified in Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CPS TECHNOLOGIES CORP.

Notice of Annual Meeting of Stockholders

To Be Held April 25, 2024

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Meeting”) of CPS Technologies Corp., a Delaware corporation (the “Company”), will be held at the offices of Nutter McClennen & Fish LLP located at 155 Seaport Blvd., Boston, Massachusetts 02210, at 10:00 a.m. (local time) on Thursday, April 25, 2024, to:

1.	Elect five directors to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;

2.	Hold a stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement (the “Proxy Statement”) for the Meeting;

3.	Ratify the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 28, 2024; and

4.	Consider and act upon such other business and matters as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record of the Company at the close of business on March 6, 2024 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend the Meeting, please promptly vote over the Internet or by telephone in accordance with the instructions on the enclosed proxy card, or complete, sign, date and return the enclosed proxy card in the envelope provided, at your earliest convenience. If you vote by proxy, you may nevertheless attend the Meeting and vote your shares in person.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors, Charles K. Griffith, Secretary

Norton, Massachusetts

March 15, 2024

It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, please vote via the Internet, telephone or by returning the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Stockholder Meeting to be Held on April 25, 2024

This Proxy Statement and related materials are available at the Company’s website at https://cpstechnologysolutions.com/financial-reports/ under “All SEC Filings” and are being first provided to our stockholders on or about March 15, 2024. Stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about March 15, 2024, to comply with the 40-day requirement pursuant to Rule 14a-16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Notice contains instructions on how to access our proxy materials, including our Proxy Statement, in connection with the Meeting and submit your proxy or vote authorization form. The Notice also provides information on how to request paper copies of our proxy materials. If you have previously requested a paper copy of the proxy materials, you will receive a paper copy of our proxy materials by mail. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise. If you receive more than one Notice, it means that your shares are registered in more than one name or are registered in different accounts.

This Proxy Statement relates to the Company’s 2024 Annual Meeting of Stockholders to be held on April 25, 2024 at 10:00 a.m. (local time) at the offices of Nutter McClennen & Fish LLP located at 155 Seaport Blvd., Boston, Massachusetts 02210. The matters to be voted upon at such meeting are:

(1)	the election of five directors to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)	a stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Meeting; and

(3)	the ratification of Wolf & Company, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 28, 2024.

Stockholders will also consider and act upon such other business and matters as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 6, 2024 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

Materials that will be available electronically at the website identified above include:

●	the Proxy Statement for the meeting, which includes the Notice;

●	the form of proxy card; and

●	the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

If you wish to attend the Meeting in person and need directions, please contact Investor Relations at (508) 222-0614. Instructions on how to vote via the Internet or by telephone, and how to complete, sign, date and return the proxy card, are provided on the card.

CPS TECHNOLOGIES CORP.

111 South Worcester Street

Norton, MA 02766

PROXY STATEMENT

for the

2024 Annual Meeting of Stockholders

To be held on April 25, 2024

This proxy statement (this “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CPS Technologies Corp., a Delaware corporation (“CPS” or the “Company”), for use at the Company’s 2024 Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”), to be held at the offices of Nutter McClennen & Fish LLP located at 155 Seaport Blvd., Boston, Massachusetts 02210, at 10:00 a.m. (local time) on Thursday, April 25, 2024. The principal executive office of the Company is located at 111 South Worcester Street, Norton, Massachusetts 02766.

It is expected that the Notice of Meeting, this Proxy Statement and the accompanying proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 containing financial statements and other information of interest to stockholders, will be mailed to stockholders on or about March 19, 2024.

The Annual Meeting

At the Meeting, stockholders will vote on the following proposals:

(1)	election of five directors to serve on the Board until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)	a stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and

(3)	ratification of Wolf & Company, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 28, 2024.

In addition, management will report on the Company’s performance during fiscal year 2023 and respond to questions from stockholders.

Who Can Vote

Only record holders of shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) as of the close of business on March 6, 2024 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

As of the Record Date, there were 14,519,215 shares of the Company’s Common Stock issued, outstanding and entitled to vote. The shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share of Common Stock held of record.

How to Vote

You may vote using any of the following methods:

●

Telephone or the Internet. You may vote by telephone by calling 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada, or online by visiting the website www.investorvote.com/CPSH. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other institution that holds your shares. We therefore recommend that you follow the voting instructions in the materials you receive from your broker, bank or other institution.

●	Proxy card. You may vote by filling out the proxy card that accompanies this Proxy Statement and returning it in the envelope provided.

●

In person at the Meeting.  All stockholders may vote in person at the Meeting. You may also be represented at the Meeting by another person by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it with your ballot when you vote in person at the Meeting.

Record Owners and Beneficial Owners

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Limited, you are the record holder of those shares, and the proxy materials were sent directly to you by the Company.

If your shares are held for you in a brokerage, bank or other institutional account or by a trustee or other nominee, you are the “beneficial owner” of shares held in “street name” – you are not the record holder. As a beneficial owner, you have the right to instruct your broker, bank, trustee or other nominee how to vote your shares.

Proxy Voting and Revoking a Proxy

If a proxy is properly executed and delivered in time to be voted at the Meeting, and is not subsequently revoked, the shares represented and delivered will be voted in accordance with the instructions marked thereon or otherwise provided. SIGNED PROXIES RETURNED TO THE COMPANY AND NOT MARKED TO THE CONTRARY WILL BE VOTED AS RECOMMENDED BY THE BOARD. Thus, proxies not marked to the contrary will be voted:

●	in favor of the nominees for election to the Board,

●	in favor of the compensation of our named executive officers as disclosed in this Proxy Statement, and

●	in favor of ratification of the Company’s independent registered public accounting firm.

Any stockholder may revoke a proxy at any time prior to its exercise by signing and delivering a later-dated proxy or a written notice of revocation to the Secretary of the Company. If your shares are held in a brokerage, bank or other institutional account, you must contact the institution to revoke a previously authorized proxy. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless a stockholder gives affirmative notice at the Meeting that such stockholder intends to revoke the proxy and vote in person.

Quorum

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Meeting. The Meeting may be adjourned to any other time, and to any other place at which meetings of the Company’s stockholders may be held under its By-Laws, by the stockholders present in person or represented at the Meeting and entitled to vote, although less than a quorum, or, if no stockholders are present, by an officer of the Company entitled to preside at or act as Secretary of such meeting. It is not necessary to provide notice to stockholders of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the Meeting, unless after adjournment a new record date is fixed for the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

Broker Non-Votes and Non-Discretionary Voting

Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting and any adjourned meeting. A broker non-vote occurs when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if the shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee is only entitled to exercise its discretionary authority and vote the shares on matters that are considered “routine”; they are not entitled to vote such shares absent instructions on “non-routine” matters. Under applicable rules and regulations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, equity compensation matters, “say on pay” and “say when on pay” proposals, and the election of directors – even in uncontested elections.

At the Meeting, all of the proposals to be voted on by stockholders are considered “non-routine” except Proposal 3 for the ratification of the Company’s independent registered public accounting firm. Therefore, brokers and nominees will not have any discretionary authority to vote on any of the proposals except Proposal 3. They must receive instructions from beneficial owners on how to vote such owners’ shares for Proposals 1 and 2 or the votes will be considered broker non-votes for those proposals.

Voting Requirements for Approval

Proposals shall be voted on and approved as follows:

●

Proposal 1: The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and voting on the matter shall be required for the election of directors. Abstentions and broker non-votes will not be included in the totals for director elections, and will have no effect on the outcome of the vote.

●

Proposal 2: The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter shall be required for the stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the Compensation section (including the tables therein) of this Proxy Statement. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

●

Proposal 3: The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the ratification of the selection of the Company’s independent registered public accounting firm. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

Interests of Certain Persons in Matters to be Acted On

No director, executive officer or nominee for director, nor any associate of any of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting.

Other Matters

If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as proxies and applicable law.

CPS’s By-laws provide that if a stockholder desires to bring business before an annual meeting of stockholders, such stockholder must provide written notice thereof no less than 30 days prior to the first anniversary of the date notice was given to stockholders for the prior year’s annual meeting of stockholders, but in no event is notice required to be given by the proposing stockholder more than 50 days prior to the date of the meeting. The notice must set forth a full description of the item of business proposed to be brought before the meeting and the class and number of shares held of record, beneficially and represented by proxy of the proposing shareholder as of the record date of such meeting (if known) and as of the date of the notice.

If a stockholder desires to have the Company include in its proxy materials and form of proxy any proposal, it must provide notice to the Company no less than 120 days prior to the anniversary of the date notice was given to stockholders for the prior year’s annual meeting of stockholders. Such notice must also comply with applicable law.

PROPOSAL 1. ELECTION OF DIRECTORS

Pursuant to the Company’s By-laws, the number of directors which shall constitute the whole Board is determined by a resolution of the stockholders or Board, but in no event may be less than one director. The Board is currently authorized to consist of five members. Each director holds office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be stockholders.

In the event of a vacancy on the Board, the remaining directors may exercise the powers of the full Board until the vacancy is filled except as otherwise provided by law. Unless and until filled by stockholders, any vacancy in the Board, however occurring and including a vacancy resulting from an enlargement of the Board, may be filled by a vote of the majority of the directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy is elected for the unexpired term of his or her predecessor, and a director chosen to fill a vacancy resulting from an enlargement of the Board holds office until the next annual meeting of stockholders and until the director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

Nominees for Director

Five directors are to be elected at the Meeting. The Board, as recommended by its Compensation and Nominating Committee, has nominated each of Grant C. Bennett, Thomas M. Culligan, Francis J. Hughes, Jr., Ralph M. Norwood and Daniel C. Snow for election to the Board. Each of Messrs. Bennett, Culligan, Hughes and Norwood and Dr. Snow is currently a director of the Company and each has consented to being named in this Proxy Statement and to serve if elected. If elected, the nominees will hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

The affirmative vote of a plurality of the votes cast at the Meeting with respect to a particular director’s election is required to elect such director. Thus, the number of votes cast with respect to each director’s election excludes abstentions and broker non-votes with respect to that director’s election. It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board will be voted for the election of the nominees listed below.

THE BOARD RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES.

Members of the Board, Nominees and Executive Officers

The following table sets forth the name and address of each director, nominee and executive officer of the Company, the year each current director first became a director, and the age and positions currently held by each such individual with the Company. The following table is current as of the Record Date.

Name and Address(1)	Year First Became a Director	Age	Positions and Offices with the Company

Grant C. Bennett	1992	69	Director

Thomas M. Culligan	2014	72	Director

Francis J. Hughes, Jr.	1993	73	Director, Chairman of the Board

Ralph M. Norwood	2019	80	Director

Daniel C. Snow, Ph.D.	2008	52	Director

Non-Director Executive Officers

Charles K. Griffith, Jr.	--	70	Chief Financial Officer

Brian Mackey	--	54	President and Chief Executive Officer

(1)	The address of the Company’s directors and executive officers is c/o CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts 02766.

Directors and Nominees

Grant C. Bennett. Mr. Bennett held the positions of President and Chief Executive Officer from September 1992 until his retirement from the President and Chief Executive Officer positions in June 2021. He has served on the Board since September 1992. Prior to that time, he served as Vice President of Business Development of the Company from November 1985 to September 1992.  Before joining CPS, Mr. Bennett was a consultant at Bain & Company, a Boston-based management consulting firm.  Mr. Bennett has a B.A. from the University of Utah and an M.S. from the Massachusetts Institute of Technology.

Mr. Bennett’s qualifications for election to and service on the Board of Directors include his strategic, technical and leadership experience, his financial acumen, and his deep understanding of the Company’s products, clients, business and industry.

Thomas M. Culligan. From 2001 until his retirement in December 2013, Mr. Culligan was a Senior Vice President of Raytheon Company and served as the Chairman and Chief Executive Officer of Raytheon International, Inc., an international aerospace and defense company. Prior to joining Raytheon in 2001, Mr. Culligan held senior positions with Honeywell International, Inc. (and its predecessor, Allied Signal, Inc.) and McDonnell Douglas Corp.  Mr. Culligan earned his undergraduate and master’s degrees from Florida State University. He is a member of the Board of Advisors of M International, Inc., a leading provider of aftermarket support solutions for the global aerospace and defense industry, a member of the Special Security Agreement Board of Safran, an international high technology group operating in the aviation, defense and space markets, a member of the Board of Directors of Safran Optics 1, Inc., a global leader in full-service design and production of electro-optic and navigation systems and a subsidiary of Safran, and a former member of the Foundation Board of Florida State University. Mr. Culligan also currently serves on the Board of Directors of Heico Corporation, a NYSE publicly-traded manufacturer of Federal Aviation Administration-approved jet engine and aircraft component replacement parts and electronic equipment for the aviation, defense, space, industrial, medical, telecommunications and electronics industries. He also serves on the Environmental, Health and Safety Committee and the Stock Option Plan Committee of Heico’s Board of Directors.

Mr. Culligan’s qualifications for election to and service on the Board of Directors include his significant experience in worldwide sales and marketing, international business, and government relations and operations, as well as his business development and engineering skills and expertise.

Francis J. Hughes, Jr. Mr. Hughes has served as President of American Research and Development Corporation (“ARD”), a venture capital firm, since 1992. Mr. Hughes joined ARD’s predecessor organization in 1982 and became Chief Operating Officer of that entity in 1990. Mr. Hughes has co-founded and served as a General Partner of the following venture capital funds: ARD I, L.P., ARD II, L.P., ARD III, L.P., Hospitality Technology Fund, L.P. and Egan-Managed Capital, L.P. Mr. Hughes has served as a Director of the Company since 1993, and was elected Chairman of the Board in June 2018. Mr. Hughes has an S.B. and M.S. from the Massachusetts Institute of Technology and an M.B.A from the Harvard Business School.

Mr. Hughes’s qualifications for election to and service on the Board of Directors include his financial expertise and knowledge and his understanding of the Company’s accounting practices and general accounting principles. Mr. Hughes’s venture capital experience, particularly serving on an interim basis in operating roles of emerging growth companies in the high technology sector, adds another valuable perspective to the Board, as do his management and business development skills.

Ralph M. Norwood. Mr. Norwood became a member of the Board in August 2019. Prior to his election, Mr. Norwood served as Chief Financial Officer of the Company from September, 2011 until his retirement in May 2019. He came to the Company in 2011 from Navigator Capital Advisors LLC, a financial consulting company, where he served as President since he founded the firm in 2006. From 2002 until 2005 he served as Vice President and Chief Financial Officer of SatCon Technology Corporation, a clean energy company headquartered in Boston, MA. Previously, he served for over 20 years at Polaroid Corporation in various capacities including Vice President and Treasurer, Vice President and Controller, and Worldwide Manufacturing Controller. Mr. Norwood is also a veteran having served on active duty from 1968-1970 as a U.S. Army officer. Mr. Norwood is a CPA and has a B.S. from the University of New Hampshire and an M.B.A from the Darden School at the University of Virginia. Since May 2019, Mr. Norwood has served on the Board of Directors of Technical Communications Corporation, a Massachusetts-based company quoted on the OTCQB that specializes in the design, development, manufacture, distribution, marketing and sale of communications security devices, systems and services. Mr. Norwood also serves on the Compensation, Nominating and Governance Committee of TCC’s Board of Directors.

Mr. Norwood’s qualifications for election to and service on the Board of Directors include his previous experience as a CPS executive officer, his familiarity with the Company’s products, markets and customers, and his significant financial expertise and experience generally.

Daniel C. Snow, Ph.D. Dr. Snow has served as an associate professor at the Marriott School of Management at Brigham Young University since 2010, was a visiting professor at both the Harvard Business School and Dartmouth College’s Tuck School of Business from 2015 to 2016, and also served as an Associate Professor at Oxford University in England from 2018 to 2020. From 2004 to 2010, he served on the faculty of the Harvard Business School. His research focuses on technological innovation, specifically furthering the understanding of the complex interplay between old and new technologies.  Dr. Snow previously worked for Ford Motor Company as a financial analyst and has served as a director of the Company since 2008. Dr. Snow holds a B.A. and M.B.A from Brigham Young University and a Ph.D. from the University of California, Berkeley.

Dr. Snow’s qualifications for election to and service on the Board of Directors include his business and management experience and his academic background and achievements. His experience as a financial analyst also enhances the ability and functioning of the Board and in particular the Audit Committee in discharging its responsibilities to assist the Board with overseeing management’s conduct of CPS’s financial reporting processes.

Executive Officers

Charles K. Griffith, Jr. Mr. Griffith joined the Company in April, 2019 and assumed responsibility as Chief Financial Officer in May 2019. He also served as acting President form April 2023 until Brian Mackey was hired in August 2023. He came to the Company from SPRI Clinical Trials Global, LLC, a company managing clinical trials for the pharmaceutical industry, where he served as Chief Financial Officer from May 2007 to December 2018. Prior to joining SPRI, Mr. Griffith was the Vice President-Finance at Vertex Distribution (previously known as Pawtucket Fasteners and Bell Fasteners), a Rhode Island-based, private-equity owned manufacturer and distributor of corrosion resistant fasteners, where he worked for 27 years. Mr. Griffith has an accounting degree from The College of William and Mary, and an M.B.A. from Bryant University.

Brian Mackey. Mr. Mackey joined CPS as President and Chief Executive Officer in August 2023. Prior to joining the Company, Mr. Mackey served as the Chief Executive Officer of Engi-Mat Co. in Lexington, Kentucky, since 2018. Engi-Mat develops and produces metal oxide and ceramic nanomaterials for diverse manufacturing customers. Previously, Mr. Mackey served as the General Manager of the Synchrony Business Unit of Dresser-Rand/Siemens, in Salem, Virginia, a company that develops and manufactures advanced magnetic bearing systems for high-speed rotating machinery. Mr. Mackey originally joined Synchrony, Inc. as Chief Operating Officer, a position he held until the company was acquired by Dresser-Rand in 2012. Prior to his position with Synchrony, Mr. Mackey served as an officer in the U.S. Army Corps of Engineers at Fort Bragg, North Carolina, holding certifications including Senior Parachutist and Ranger. Mr. Mackey holds a B.S. in Engineering from the United States Military Academy and an MBA from the University of Pennsylvania’s Wharton School.

Corporate Governance

Board Composition and Independence; Meetings

The Board is currently composed of five members, each of whom, with the exception of Mr. Bennett, the Board has determined is an “independent” director as that term is defined in the rules and regulations of The Nasdaq Stock Market (“Nasdaq”), including Listing Rule 5605, and Rule 10A-3 of the Exchange Act. The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or other arrangements exist to the Board’s knowledge or were considered by the Board in determining any director’s or nominee’s independence.

The Board held six meetings during the fiscal year ended December 30, 2023. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board he was eligible to attend, and (b) the total number of meetings of all committees of the Board on which he served that were held during the Company’s 2023 fiscal year.

Board Structure; Role in Risk Oversight

Mr. Hughes has served as Chairman of the Board since June 2018. Prior to his appointment, the Board did not have a Chairman, although Mr. Bennett acted as chair of meetings held by the Board. Mr. Hughes’ election was motivated by the Board’s desire to both strengthen the Company’s corporate governance and facilitate the Board’s ability to more fully utilize the expertise of Mr. Hughes to accelerate progress on the Company’s strategic plans. The Board continues to believe that designating a lead independent director is not necessary, nor would it result in significant benefits to the Company.

The Board oversees the business of the Company, including management performance and risk management, to ensure that the long-term interests of CPS’s stockholders are being served. The process to identify, analyze, report and manage risks has been developed informally over time and involves managers reporting to the Chief Executive Officer and Chief Financial Officer, who, together with those and/or other senior managers, report to the Board on the significant risks facing the Company. The Board, as well as its members individually, has frequent interactions with most senior managers as well as many of the other managers, thus facilitating an open dialogue on issues facing the Company. Each risk is discussed and quantified when possible and a plan is developed to address and mitigate identified risks. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management and the Board on such risks. The Audit Committee is especially critical in this process, and its responsibilities include reviewing risk management and compliance programs and consulting with management and the Board on risk identification, measurement and mitigation.

Committees

The Board currently has two committees, the Audit Committee and the Compensation and Nominating Committee, each as described below.

Audit Committee

The Audit Committee of the Board (the “Audit Committee”), which consists of Mr. Hughes (Chairman), Mr. Culligan and Dr. Snow, held four meetings during fiscal year 2023. The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting processes, including the process of preparing the financial reports and other financial information CPS provides to governmental and regulatory bodies, the public and other users thereof; reviewing the Company’s systems of internal accounting and financial controls; overseeing the annual independent audit of its financial statements; and assessing the Company’s legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between and among the committee and the Board, the Company’s independent registered public accounting firm, and management. The Audit Committee also is directly responsible for the appointment, retention, and termination of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee, and the work of the independent auditors. The Audit Committee further pre-approves all audit and non-audit services provided by the independent auditors.

The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is posted on the Company’s website at https://cpstechnologysolutions.com/investor-overview/. The Audit Committee’s charter requires that the committee review and reassess the charter at least annually, and requires the committee to perform an annual evaluation of its own performance to ensure it is functioning effectively. The Audit Committee’s charter was affirmed in February 2024 without change.

The Board has determined that Mr. Hughes satisfies the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission (the “Commission”) by virtue of his work and educational experience as described above. Mr. Hughes, along with the other members of the Audit Committee, are deemed independent under Nasdaq’s listing standards for directors and Audit Committee members under Nasdaq Listing Rules 5605(b) and (c).

Compensation and Nominating Committee

The Compensation and Nominating Committee of the Board of Directors (the “Compensation Committee”) consists of Mr. Culligan (Chairman) and Dr. Snow and Mr. Hughes, and held one meeting during the 2023 fiscal year. The Board has determined that each of the Compensation Committee members satisfies applicable independence requirements for directors as well as members of such committee under Nasdaq Listing Rules 5605(d) and (e).

The primary function of the Compensation Committee is to assist the Board in discharging its responsibilities with respect to the Company’s compensation and benefit programs, the organization and membership of the Board, and corporate governance matters (including nomination matters, discussed below). The Compensation Committee’s goal is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of the Company’s stockholders, and to play a leadership role in shaping the Company’s corporate governance.

The Compensation Committee acts pursuant to the Compensation and Nominating Committee Charter, a copy of which is posted on the Company’s website at https://cpstechnologysolutions.com/investor-overview/. The Compensation Committee’s charter requires that the committee review and reassess the adequacy of the charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee must also annually evaluate its own performance. The Compensation Committee’s charter was reviewed and affirmed in February 2024 without change.

The Board has approved policies and procedures for the Compensation Committee with respect to the nomination of candidates to the Board and any committees thereof. These policies and procedures are available on the Company’s website at https://cpstechnologysolutions.com/investor-overview/ and are summarized below, and have not been changed since adoption. For a greater description of the Compensation Committee’s role in evaluating and establishing compensation programs, policies and levels for the Company, see the Compensation Discussion and Analysis and Compensation sections below.

Nomination Policies and Procedures

The Compensation Committee will accept for consideration any candidate properly recommended by a stockholder; acceptance of a recommendation for consideration does not imply the Board will approve the nomination or recommend the proposed candidate for nomination to stockholders.

Stockholders who wish to nominate qualified candidates to serve as directors must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s executive offices, of a proposed nominee. Submissions may be by mail or personal delivery. E-mail submissions will not be considered. In order to ensure meaningful consideration of such candidates, notice must be received no later than 50 calendar days prior to the first anniversary of the date of notice given to stockholders for the prior year’s annual meeting of stockholders.

The notice must set forth as to each proposed nominee:

●	the nominee’s name, age, business address and, if known, residence address,

●	his or her principal occupation or employment and business experience,

●	the number of shares of stock of the Company, if any, which are beneficially owned by such nominee, and

●

any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to applicable law, including but not limited to any arrangements or agreements regarding the proposed candidate’s nomination, all relationships between the proposed nominee and the recommending stockholder and the Company, and all transactions between such parties.

The notice must also set forth with respect to the stockholder proposing the nominee the name and address of such stockholder and the class and number of shares of the Company that are held of record, held beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date has been made publicly available) and as of the date of such notice.

Submissions received through this process will be forwarded to the Compensation Committee and Board for review. Only those submissions that comply with these procedures and those nominees who satisfy the qualifications deemed necessary for directors of the Company will be considered. Notwithstanding the foregoing, as set forth in the Company’s By-laws, the Board shall not be obligated to include information as to any nominee for director in any proxy statement or other communication sent to stockholders except as required under applicable law.

When considering candidates, the Company strives to achieve a balance of knowledge, experience and accomplishment such that the Board reflects a diversity of talent, age, skill, expertise and perspective. While there are no set minimum requirements, the Compensation Committee believes a candidate should:

●	reflect the highest personal and professional ethics, integrity and values,

●	be committed to representing the long-term interests of CPS stockholders,

●	possess superior business-related knowledge, skills and experience,

●	have excelled in both academic and professional settings,

●	be free of actual or potential conflicts of interest, and

●	satisfy all independence criteria imposed by applicable law.

In addition to the above criteria (which may be modified from time to time), the Compensation Committee and Board may consider such other factors deemed in the best interests of the Company and its stockholders, including a candidate’s current or recent experience as a senior officer, his or her business, scientific and/or engineering experience, knowledge of the end-markets served by CPS, the nominee’s contacts and relationships within the Company’s industry, as well as his or her general ability to enhance the overall composition of the Board.

Potential candidates are identified through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Board may retain and compensate third parties, including executive search firms, to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service and familiarity with the Company with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing directors do not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Board meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval.

Neither the Compensation Committee nor the Board currently differentiates, and they do not intend in the future to differentiate, between or alter the manner in which candidates are evaluated based on the constituency (including stockholders) that proposed the candidate.

Board Diversity

On or prior to December 31, 2023, CPS was required to have at least one director that is considered “Diverse” pursuant to Nasdaq Rule 5605(f) or disclose why it does not meet this requirement. We did not have at least one diverse director by this date. Our Board has five members currently; we find this number of directors to be optimal for a company of our size. When we next have a Board opening, we are committed to evaluating board candidates considering diversity, as well as characteristics such as independence, knowledge, skills and experience.

A table setting forth the composition of our Board members within the categories prescribed by the Nasdaq listing requirements can be found on our website at https://cpstechnologysolutions.com/investor-overview/. Each category has the meaning as it is used in Nasdaq Rule 5605(f).

Stockholder Communications and Director Attendance at Annual Stockholder Meetings

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Any stockholder who desires to communicate with the Board, non-management directors as a group, or any individual director may send a letter addressed to the same to CPS Technologies Corp., 111 South Worcester Street, Norton, MA 02766, Attn: Chief Financial Officer. The Chief Financial Officer will forward such communications directly to the addressee(s).

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board, it is the policy of the Board to strongly encourage, but not require, members of the Board to attend such meetings. All then-current members of the Board attended the 2023 Annual Meeting of Stockholders, either by phone or in person.

CPS’s policies regarding stockholder communications and director attendance (which may be modified from time to time) can be found on the Company’s website at https://cpstechnologysolutions.com/investor-overview/.

Certain Relationships and Related Person Transactions; Legal Proceedings

We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests. Our Code of Ethics can be found on our website at https://cpstechnologysolutions.com/wp-content/uploads/2021/12/DD-1.5-CPS-Code-of-Ethics.pdf. There were no transactions during fiscal year 2023, and there are no currently proposed transactions, to which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. There are no family relationships among the directors, executive officers or any nominee therefor, and to the Company’s knowledge no arrangements or understandings exist between any director, executive officer or nominee and any other person pursuant to which such director, executive officer or nominee was or is to be selected as a director or executive officer.

There are no material proceedings to which a director, executive officer or nominee is a party adverse to the Company or any subsidiary or has a material interest adverse to the Company or any subsidiary, nor to the Company’s knowledge are there any proceedings or events material to an evaluation of the ability or integrity of the Company’s directors, nominees or executive officers.

Employee, Officer and Director Hedging

The Company has in place a prohibition against short sales and derivative transactions by directors, employees and certain of their family members, as well as entities controlled by any of the foregoing. The policy states that no person or entity covered by the policy may engage in:

●	short sales of any Company securities, including short sales “against the box”; or

●	purchases or sales of puts, calls or other derivative securities based on the Company’s securities.

Code of Ethics

The Company has adopted the CPS Code of Conduct, which applies to all directors, officers (including the principal executive officer, principal financial officer and treasurer) and employees. A copy of this code can be found on the Company’s website at https://cpstechnologysolutions.com/investor-overview/.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of our securities. Based solely upon a review of these filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2023 on a timely basis.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee consists of three independent members of the Board as defined in the rules and regulations of Nasdaq, including Listing Rule 5605.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting processes, including the process of preparing the financial reports and other financial information CPS provides to any governmental or regulatory body, the public or other users thereof; reviewing the Company’s systems of internal accounting and financial controls; overseeing the annual independent audit of the Company’s financial statements; and assessing the Company’s legal compliance and ethics programs as established by management and the Board. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 30, 2023 with management. Furthermore, the Audit Committee has discussed with Wolf & Company, P.C., the Company’s independent registered public accounting firm for the fiscal year ended December 30, 2023, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission. The Audit Committee has received and reviewed the written disclosures and letter from Wolf & Company, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. such firm’s independence and any relationships that may impact its objectivity and independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 30, 2023 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee

Francis J. Hughes, Jr. (Chair)

Thomas M. Culligan

Daniel C. Snow, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

As noted above, a critical role of the Compensation Committee, comprised solely of non-employee, “independent” directors, is to assist the Board with discharging its responsibilities relating to the compensation of CPS’s employees, officers and directors, and the development and administration of the Company’s compensation and benefit programs.

The Compensation Committee operates under a written charter, which is available at https://cpstechnologysolutions.com/investor-overview/. As set forth in the charter, the committee’s authority and responsibilities with respect to compensation include:

●

For executives, to assist with the development of an executive compensation program supportive of the achievement of the Company’s strategic goals and objectives, to review and approve the goals and objectives relevant to the compensation of the Chief Executive Officer of the Company, including an annual evaluation of the Chief Executive Officer’s performance and the establishment of the Chief Executive Officer’s compensation and other material terms of employment, and to review other senior management team member compensation;

●	For directors, to annually evaluate the appropriate level and form of compensation for members of the Board and its committees, and to recommend changes to the Board when appropriate; and

●	For employees generally, to monitor and review all general compensation strategies and programs of the Company, including equity incentives and benefit programs.

The following discussion provides information about the Company’s compensation plans and programs generally, as well as compensation awarded to, earned by or paid to our “named executive officers” pursuant to applicable Commission rules and regulations. For additional information, please see the Compensation section that follows this discussion and analysis.

Compensation Philosophy and Objectives

Our primary goal is to align compensation with the Company’s business objectives and performance. Our aim is to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Board has adopted a total compensation package comprised of base salary, bonus, and equity incentive awards. Key objectives of our compensation structure include:

●	We intend to pay competitively with leading companies with which we compete for talent.

●

We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that are intended to bring total compensation to competitive levels.

●

We provide meaningful equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long-term to respond to our business challenges and opportunities as owners and not just as employees.

Procedure

Compensation decisions are tied to the Company’s fiscal year for officers, and for non-officer employees, of the Company. For each employee, a performance evaluation is conducted by his or her supervisor, the results of which are shared with the employee. The evaluation encompasses a review of the employee’s individual performance over the course of the year and includes recognition of the achievement by CPS of its objectives and priorities. Compensation decisions are made after the results of the performance evaluations have been considered and an analysis is completed that considers the goals of market competitiveness and enhancement of stockholder value. Compensation levels at peer companies are considered as part of the process. No upward adjustment is made to an employee’s compensation if the individual’s performance does not merit, or if the Company’s financial condition and performance do not support, such an adjustment.

For each non-officer employee who earns more than $150,000 per year and reports directly to the Chief Executive Officer, the Chief Executive Officer recommends and the Compensation Committee must approve compensation.  For all other non-officer employees the Chief Executive Officer sets compensation levels and presents the aggregate information to the Compensation Committee for its information.  Bonuses, if any, are typically paid in the first quarter following the employee’s evaluation, and salary increases are effective January 1, excluding mid-year merit increases or promotions, which are based on the effective date or the increase or promotion.

Compensation packages for CPS’s corporate officers are analyzed and discussed individually by the Compensation Committee, and decisions are made once the Compensation Committee has obtained all of the information it deems necessary. Information that is considered in making officer compensation decisions may include information provided to the Compensation Committee via presentations made to the committee by the officers themselves. The Compensation Committee also considers the Company’s financial condition and performance, as well as the performance, financial condition and compensation levels of peer companies. For officers, bonuses are typically paid in the first quarter of the year following the year to which the bonus relates, and salary increases are effective January 1 of the current year. Beginning in 2022, officer salary increases were made retroactive to the first of the year of approval.

The accounting and tax treatment of compensation decisions generally have not been material factors in determining the amount and type of compensation given to executive officers, other than to balance the potential cost to the Company with the benefit or value to the executive. The tax and accounting treatment of different compensation arrangements may play a greater role in the decision-making process in the future. The effects on Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) also would be considered when applicable.

The Compensation Committee has not to date employed any compensation consultants to assist it with compensation decisions, although it is authorized by its charter to do so and reserves the right to engage such consultants when and if deemed necessary or advisable. The Compensation Committee also has the authority to form, and delegate any of its responsibilities to, subcommittees as it deems appropriate, although to date it has not done so.

Compensation Components

The components of compensation provided to named executive officers (as well as non-officer employees) typically include base salary, annual discretionary bonuses, and equity incentives. In general, base salaries are reviewed annually and modified when corporate and/or individual performance dictates. Our Chief Executive Officer’s annual salary was increased from $275,000 to $290,000 effective January 1, 2023 based on performance and market competitiveness. Our Chief Financial Officer’s annual salary was increased from $190,000 to $200,000 effective January 1, 2023 and in April 2023 was increased to $210,000 based on performance and market competitiveness. No other changes were made to salaries in fiscal 2023. Our Chief Executive Officer, Michael McCormack, resigned effective April 21, 2023. Effective August 1, 2023, Brian Mackey was hired and became Chief Executive Officer and President at an initial annual salary of $300,000. Bonuses and equity incentives have historically been granted in periods during which the Company’s financial performance has supported such awards; such components of compensation are not granted when the Company’s operating results have not been positive and/or the recipients have not achieved specified performance milestones. In fiscal year 2023, bonuses in the aggregate amount of $280,000 were granted to our named executive officers. The Company also granted our new Chief Executive Officer stock options to purchase an aggregate 200,000 shares of Common Stock in fiscal year 2023 and our Chief Financial Officer stock options to purchase an aggregate 15,000 shares of Common Stock in fiscal year 2023.

The Company’s named executive officers also participate in the group benefits offered to all employees, such as medical and life insurance and a retirement savings plan.

Base Salary

Base salary levels for the Company’s officers typically are reviewed annually and are tied to the Company’s fiscal year. Among those factors taken into consideration when setting executive officer salaries are individual and corporate performance, level of responsibility, prior experience, breadth of knowledge of the industry, and competitive pay practices. Specific weight is not given to any particular factor when establishing base salaries, although most weight is typically given for individual performance. In unusual cases salaries may be reviewed more frequently.

Annual Bonuses

We believe that executive performance may be maximized through a system of incentive awards. Toward this end, the Company has established a discretionary cash incentive plan. Bonuses, when paid, are designed to tie awards to the achievement of specific corporate sales and earnings targets and individual performance objectives; the amount of the bonus award earned depends primarily on the extent to which such performance objectives are achieved. The Compensation Committee establishes the annual sales and earnings objectives for CPS and the specific goals for each named executive officer, along with the milestones required to be achieved at each bonus level, and shares them with each individual officer. At year-end, the Compensation Committee evaluates each individual’s performance compared with each individual’s specific goals and makes a determination as to whether the specified milestones have been reached.

Equity Incentives

As with base salary and bonus determinations, equity compensation awards are determined on an annual basis, typically in the first half of each fiscal year. An important objective of this component of compensation is to strengthen the relationship between the long-term value of the Company’s stock price and the potential financial gain for employees, as well as retention of personnel. Historically the Company has awarded stock options to its employees, officers and directors as the equity component of compensation, which provide recipients the opportunity to purchase shares of our Common Stock upon vesting and become valuable only if the trading price of the Common Stock increases. The recipient is therefore motivated to remain with the Company until the options vest and motivated to improve individual performance in support of improved Company performance as reflected in an improved trading price.

In selecting employees eligible to receive equity compensation grants (whether at the initial hire date or through periodic grants) and determining the size of such grants, a variety of factors are considered. Determination of the employees eligible to receive awards and the size of such awards is based on a subjective analysis by the Compensation Committee, with input from Mr. Mackey, of each individual’s position within the Company, his or her performance, his or her growth potential and that of the Company, and awards made to similarly situated employees at CPS’s peer companies. For our named executive officers, consideration has also been given in the last several years, and is expected to continue to be given, to long-term beneficial ownership goals. An informal beneficial ownership target has been established for each officer, which is intended to be achieved within a specified time period, and the Compensation Committee considers such targets – along with competitive practices at peer companies, individual performance, and seniority, among other factors – when making decisions about the size of option awards for such officers.

Equity Plans

The Board currently administers the CPS Technologies Corp. 2009 Stock Incentive Plan, adopted in December 2009 and amended and restated in 2014 (as amended and restated, the “2009 Plan”). The 2009 Plan, which expired in December 2019 but which will remain in effect until all awards outstanding under such plan have been exercised or expire, provided for the grant of equity incentive compensation to officers, directors and employees, as well as consultants and advisors, of the Company. As of December 30, 2023, the Company had issued awards representing 2,848,000 shares under the 2009 Plan, of which 319,600 were outstanding at fiscal year-end.

The Board also administers the CPS Technologies Corp. 2020 Equity Incentive Plan, which was adopted by the Board in March 2020 and approved by stockholders in April 2020 at the 2020 annual meeting of stockholders (the “2020 Plan”). The 2020 Plan provides for the issuance of up to 1,500,000 shares of Common Stock to employees, officers, directors, consultants and advisors to the Company pursuant to the award of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The stated purpose of the 2020 Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. As of December 30, 2023, the Company had issued awards representing 969,500 shares under the 2020 Plan, of which 583,900 were outstanding at fiscal year-end.

On February 28, 2023, the Board approved the grant of non-statutory stock options to purchase 10,000 shares of Common Stock to each of the five members of the Board, for an aggregate 50,000 shares, under the 2020 Plan. Such options were granted at an exercise price of $3.07 per share, the closing price of the Common Stock on the date of grant, and vested immediately. The Board also approved the grant of an aggregate 294,500 options to employees of the Company under the 2020 Plan, which included options to purchase 200,000 shares granted to our new Chief Executive Officer and 15,000 shares to our Chief Financial Officer. All of the non-Board stock options vest in five equal annual installments commencing on the first anniversary of the date of grant.

Retirement, Severance, Change in Control and Similar Compensation

The Company does not currently offer or have in place any formal retirement, severance or similar compensation programs other than its retirement savings plan available to all eligible employees. Rather, the Company individually negotiates with those employees for whom retirement, severance, change of control or similar compensation is deemed necessary.

On June 17, 2022, the Company entered into an executive severance agreement with Charles K. Griffith, Jr., its Chief Financial Officer (the “COC Agreement”). The COC Agreement provides for 12 months of salary continuation (the “Griffith Salary Continuation Period”) in the event of Mr. Griffith’s termination in connection with a change of control of the Company. During the Griffith Salary Continuation Period, so long as COBRA continuation coverage is timely and properly elected by Mr. Griffith, the Company has agreed to reimburse Mr. Griffith for the Company paid portion for the cost of coverage that is in effect for the Griffith Salary Continuation Period, which reimbursements shall continue until the earlier of (i) the end of the Griffith Salary Continuation Period and (ii) the termination of Mr. Griffith’s COBRA continuation coverage. Further, in the event Mr. Griffith is terminated in connection with a change of control and subject to certain requirements, any outstanding and unvested stock options held by Mr. Griffith at that time shall accelerate in full so that all outstanding and unvested stock options shall become vested. The COC Agreement also provides for indemnification of Mr. Griffith under certain circumstances.

In addition to the provisions provided above, the COC Agreement also subjects Mr. Griffith to certain non-competition and non-solicitation provisions during his employment with the Company and for twelve (12) months following the date of his termination from the Company, provided that the non-competition provision shall not limit Mr. Griffith from being involved in certain non-competitive portions of businesses that may otherwise be deemed competitive under the COC Agreement. Mr. Griffith has also agreed to adhere to a non-disparagement clause for the period of his employment and following his termination.

In September 2023 the Company executed an employment agreement (the “Employment Agreement”) with Brian Mackey its President and Chief Executive Officer. The Employment Agreement provides for 12 months of salary continuation (the “Mackey Salary Continuation Period”) in the event of Mr. Mackey’s qualifying termination, including termination by the Company without cause. During the Mackey Salary Continuation Period, so long as COBRA continuation coverage is timely and properly elected by Mr. Mackey, the Company has agreed to reimburse Mr. Mackey for the Company paid portion for the cost of coverage that is in effect for the Mackey Salary Continuation Period, which reimbursements shall continue until the earlier of (i) the end of the Mackey Salary Continuation Period and (ii) the termination of Mr. Mackey’s COBRA continuation coverage. Further, in the event of a change of control or change in control termination and subject to certain requirements, any outstanding and unvested stock options held by Mr. Mackey at that time shall accelerate in full so that all outstanding and unvested stock options shall become vested. The Employment Agreement also provides for indemnification of Mr. Mackey under certain circumstances.

Perquisites and Other Benefits

The Company generally does not provide its named executive officers with “perks” or similar types of benefits. Our named executive officers have life insurance policies for which the Company pays the premium, and the Company has the option to match up to a certain percentage of their contributions to the Company’s retirement savings plan when the Company’s financial condition permits. Both of these benefits are generally available to all Company employees, subject to certain limitations and restrictions. Our named executive officers, like other employees, also are entitled to participate in CPS’s employee benefit plans offering group disability insurance and health insurance.

Pay Versus Performance

Year #	Summary Compensation Table Total for Principal Executive Officer (“PEO”)	"Compensation Actually Paid" to PEO	Average Summary Compensation Table Total for Non-PEO NEOs [1]	Average "Compensation Actually Paid" to Non-PEO Named Executive Officers (“NEOs”)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (thousands $)
2023	493.428	466,495	317,183	314,230	102.62	1,370
2022	540,424	412,789	249,700	249,700	117.47	2,131
2021	463,734	245,192	206,183	193,386	189.52	3,216

Note 1: Non-PEO consists of Charles Griffith, Chief Financial Officer, but excludes the $20,000 bonus for service as acting PEO, which is included in the PEO compensation above, see note (3) to the Summary Compensation Table below.

Officer compensation (both named and un-named) is determined by the Board. In terms of base salary the Board considers the market for similarly situated employees at peer companies and the employee’s overall performance both individually and as it relates to the overall results. Variable compensation considers revenue and profitability during the year as they relate to the financial plan submitted to and approved by the Board prior to the beginning of the fiscal year. Compensation actually paid to the PEO and Non-PEO NEO in 2023 was based upon 2022 financial results. Given that 2022 produced record results, both top and bottom line, CPS significantly outperformed its 2022 plan. Similarly, the 2022 compensation was based on 2021 results and 2021 based on 2020 results. The Board elected not to consider shareholder return as a factor in 2022 results that would impact 2023 compensation. From the beginning of 2021 to mid-February 2021, CPS experienced 12 significant increases in its stock price, similar to what other similarly-situated stocks were experiencing at the time. Due to these drastic increases, despite the fact that the Company’s stock price experienced a steady decline for the remainder of 2021, stockholders still received an approximate 90% return for fiscal year 2021. The Board felt it would not be appropriate to base compensation decisions on these factors which were predominantly outside of management control.

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain employees, generally the Chief Executive Officer and the four other most highly compensated executive officers. Prior to the passage of the 2017 Tax Cuts and Jobs Act, qualifying performance-based compensation was generally excluded from the deduction limit if certain requirements were met; as a result of changes in the tax law, this previously available exclusion was no longer available after 2018.

In fiscal year 2023, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Board of Directors believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) of the Code will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Board has not formulated a policy to address non-qualifying compensation or the elimination of the performance-based compensation exclusion.

Say on Pay Proposal and Votes

As discussed under Proposal 2 below, stockholders will have the opportunity to cast their vote at the Meeting on the compensation of CPS’s named executive officers as described in this Proxy Statement. The advisory vote will not be binding on the Compensation Committee or the Board. However, the Compensation Committee and the Board will review the voting results and any concerns raised by stockholders will be considered when determining future compensation arrangements and making decisions about future compensation programs and practices. The Board and Compensation Committee also may consult directly with stockholders to better understand any issues and concerns.

COMPENSATION

Named Executive Officers

The following tables set forth all plan and non-plan compensation awarded to, earned by or paid to the Company’s principal executive officer and our other most highly compensated individual serving as an executive officer during fiscal year 2023 (collectively, the “named executive officers”) for all services rendered by such individuals to the Company and any subsidiaries in all capacities for the periods presented.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Brian T. Mackey President, Chief Executive Officer	2023 2022	$119,505(1) --	-- --	$26,933(6) --	$44,154(1)(4) --	$190,592 --

Charles K. Griffith, Jr.	2023	$206,483(5)	$115,000(2)(3)	$2,953(7)	$12,747(4)	$337,183
Chief Financial Officer	2022	$189,760(5)	$55,250(2)	--	$4,690(4)	$249,700

Michael E. McCormack Former President and Chief Executive Officer	2023 2022	$110,453(7) $274,039(7)	$165,000(2) $138,750(2)	-- $127,635(8)	$7,383(9) --	$282,836 $540,424

(1)	Mr. Mackey’s annual base salary was set at $300,000 upon his date of hire in August 2023. He was also paid $40,000 for costs associated relocating to Massachusetts.

(2)

The Company instituted a bonus plan for 2021, to be reviewed and paid in 2022. It included personal goals, Company revenue goals and Company profitability goals. In 2023, due to record results, 25% of 2022 operating income was included in a pool for both senior management as well as all other salaried employees.

(3)	The Board issued an additional $20,000 bonus to Mr. Griffith for the three-month period in which he served as acting President of CPS.

(4)

In addition to the $40,000 (see footnote (1)), amount represents Company payments to employee 401k accounts. These amounts were made under the same formula as are made to all employees participating in the Company 401(k) plan.

(5)	Mr. Griffith’s annual base salary was $190,000 for 2022 and was increased to $210,000 in April 2023.

(6)	Amount represents an award on August 1, 2023 of an option to purchase 200,000 shares of Common Stock at $2.93 per share, which vests in five equal annual installments commencing the first anniversary of the date of grant and has a 10 year term. The dollar amount presented represents the aggregate fair value of the award on the date of grant computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2023: dividend yield of 0%, expected volatility of 59.7%, risk-free interest rate of 4.24%, and expected life of 5 years.

(7)

Amount represents an award on April 25, 2023 of an option to purchase 15,000 shares of Common Stock at $2.66 per share, which vests in five equal annual installments commencing the first anniversary of the date of grant and has a 10 year term. The dollar amount presented represents the aggregate fair value of the award on the date of grant computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2023: dividend yield of 0%, expected volatility of 59.7%, risk-free interest rate of 3.43%, and expected life of 5 years.

(8)

Amount represents an award on January 28, 2022 of an option to purchase 50,000 shares of Common Stock at $2.90 per share, and an award on August 3, 2022 of an option to purchase 25,000 shares of Common Stock, both of which vest in five equal annual installments commencing the first anniversary of the date of grant and has a 10 year term. The dollar amount presented represents the aggregate fair value of the award on the date of grant computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2022: dividend yield of 0%, expected volatility of 54%, risk-free interest rate of 1.74% and 2.81%, respectively, and expected life of 7 years.

(9)	Amount represents the compensation recorded for the cashless exercise of 50,000 stock options at a weighted average price of $2.76.

For further information on equity incentive awards granted to our named executive officers, see the disclosure below. For more information on compensation generally and information on severance and change of control rights, see the Compensation Discussion and Analysis section above.

Employment Agreements

As previously described, Mr. Mackey has an employment agreement which provides for 12 months of salary continuation in the event of Mr. Mackey’s qualifying termination, including termination by the Company without cause. During the Mackey Salary Continuation Period, so long as COBRA continuation coverage is timely and properly elected by Mr. Mackey, the Company has agreed to reimburse Mr. Mackey for the Company paid portion for the cost of coverage that is in effect for the Mackey Salary Continuation Period, which reimbursements shall continue until the earlier of (i) the end of the Mackey Salary Continuation Period and (ii) the termination of Mr. Mackey’s COBRA continuation coverage. Further, in the event of a change of control or change in control termination and subject to certain requirements, any outstanding and unvested stock options held by Mr. Mackey at that time shall accelerate in full so that all outstanding and unvested stock options shall become vested. The Employment Agreement also provides for indemnification of Mr. Mackey under certain circumstances.

Mr. Griffith has a change of control agreement. The COC Agreement provides for 12 months of salary continuation in the event of Mr. Griffith’s termination in connection with a change of control of the Company. During the Griffith Salary Continuation Period, so long as COBRA continuation coverage is timely and properly elected by Mr. Griffith, the Company has agreed to reimburse Mr. Griffith for the Company paid portion for the cost of coverage that is in effect for the Griffith Salary Continuation Period, which reimbursements shall continue until the earlier of (i) the end of the Griffith Salary Continuation Period and (ii) the termination of Mr. Griffith’s COBRA continuation coverage. Further, in the event Mr. Griffith is terminated in connection with a change of control and subject to certain requirements, any outstanding and unvested stock options held by Mr. Griffith at that time shall accelerate in full so that all outstanding and unvested stock options shall become vested. The COC Agreement also provides for indemnification of Mr. Griffith under certain circumstances.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised options held by our named executive officers outstanding as of the end of the Company’s 2023 fiscal year, which date was December 30, 2023.

	Option Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
	(#) Exercisable	(#) Unexercisable	(#)	($)

Brian T. Mackey	-(1)	200,000(1)	--	2.93	8/1/33

Charles K. Griffith, Jr.	25,000(2)	15,000(4)	--	1.55	4/8/29
	0(3) 2,000(4) 0(5)	6,000(5) 3,000(6) 15,000(7)	-- -- --	1.49 5.11 2.66	3/3/30 5/13/31 4/25/33

(1)	Granted on August 1, 2023 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.

(2)	Granted on April 8, 2019 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.

(3)	Granted on March 3, 2020 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.

(4)	Granted on May 13, 2021 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.

(5)	Granted on April 25, 2023 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.

Equity Incentive Plans

The Company currently administers the 2009 Plan, which expired in December 2019 but which will remain in effect until all awards outstanding under such plan have been exercised or expire, and the 2020 Plan. At December 30, 2023, options to purchase 903,500 shares were outstanding under the 2020 Plan.

The goal of the Company’s equity incentive awards is to promote the success and interests of the Company and its stockholders by permitting and encouraging recipients to obtain a proprietary interest in the Company or any subsidiaries through the grant and exercise of such awards, and motivating such recipients to remain with the Company and work towards its success.

Grants in Fiscal Year 2023

On February 28, 2023, the Board of Directors approved the grant to each of the members of the Board options under the 2020 Plan to purchase 10,000 shares of Common Stock, for an aggregate 50,000 shares. These non-qualified stock options, which are exercisable at $3.07 per share, vested immediately on grant and have a term of 10 years.

On April 25, 2023, the Board approved the grant of options under the 2020 Plan to purchase 60,000 shares, including 15,000 shares to Mr. Griffith. These incentive stock options, which are exercisable at $2.66 per share, vest in equal annual installments over a five-year period commencing on the first anniversary of the date of grant and have a term of 10 years.

On August 1, 2023, the Board approved the grant of options under the 2020 Plan to purchase 229,500 including 200,000 shares to Mr. Mackey. These incentive stock options, which are exercisable at $2.93 per share, vest in equal annual installments over a five-year period commencing on the first anniversary of the date of grant and have a term of 10 years.

Such grants were the only grants of stock options made to the named executive officers and directors of the Company during the 2023 fiscal year.

Retirement, Severance and Similar Compensation

The Company does not offer or have in place any formal retirement, severance or similar compensation programs other than its retirement savings plan available to all eligible employees and other agreements with Mr. Mackey and Mr. Griffith, as described above, as well as one senior manager of the Company..

Compensation of Directors

The following table sets forth all compensation of the Company’s non-employee directors for the fiscal year ended December 30, 2023.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Francis J. Hughes, Jr.	$18,000(1)(2)	$17,520(3)(4)	--	$35,520
Thomas M. Culligan	$18,000 (1)	$17,520(3)(4)	$170(5)	$35,690
Ralph M. Norwood	$18,000 (1)	$17,520(3)(4)	$4,160(5)	$39,680
Daniel C. Snow, Ph.D.	$18,000 (1)	$17,520(3)(4)	--	$35,520
Grant C. Bennett	$18,000 (1)	$17,520(3)(4)	$661(5)	$36,181

(1)	Includes quarterly stipend and fees paid for Board of Directors and committee meetings attended during the fiscal year.

(2)	Cash fees payable to Mr. Hughes for his service as a director are paid to ARD at his request, for which Mr. Hughes serves as President.

(3)

Amount represents the award on February 28, 2023 of a non-qualified option to purchase 10,000 shares of Common Stock at $3.07 per share, which vested in full on date of grant and has a 10 year term. The dollar amount presented represents the aggregate fair value of the award on the date of grant computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2023: dividend yield of 0%, expected volatility of 59.7%, risk-free interest rate of 4.15%, and expected life of 5.5 years.

(4)

Mr. Hughes had an aggregate of 128,100 options outstanding at the 2023 fiscal year-end, all of which were fully vested and exercisable. Mr. Culligan had an aggregate of 98,100 options outstanding at the 2023 fiscal year-end, all of which were fully vested and exercisable. Mr. Norwood had an aggregate of 118,100 options outstanding at the 2023 fiscal year-end, all of which were fully vested and exercisable. Dr. Snow had an aggregate of 23,100 options outstanding at the 2023 fiscal year-end, all of which were fully vested and exercisable. Mr. Bennett had an aggregate of 17,600 options outstanding at the 2023 fiscal year-end, all of which were fully vested and exercisable.

(5)	Amount represents expenses reimbursed for travel.

Board members are entitled to receive a Board meeting fee of $1,000 per meeting unless waived. Board members also received a quarterly stipend of $3,000 for their service during fiscal year 2023.

Directors also are entitled to receive grants of stock options. In February 2023, the Board granted to each of Messrs. Hughes, Culligan, Bennett and Norwood and Dr. Snow options to purchase 10,000 shares of Common Stock at $3.07 per share, the closing price of the Common Stock on the date of grant. These options have a term of 10 years and were exercisable in full on the date of grant.

The Company may reimburse members of the Board for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. The Company believes that members of the Board received compensation during fiscal year 2023 commensurate with their responsibilities to the Company and appropriate for a company of the Company’s size and revenues.

PROPOSAL 2. STOCKHOLDER ADVISORY VOTE ON

EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) and Section 14A of the Exchange Act entitle stockholders to cast a non-binding, advisory vote on the compensation of executives as described in a company’s proxy statement, otherwise known as “say on pay” proposals. The legislation makes clear that these votes do not overrule a Board’s compensation decisions, impose additional fiduciary duties on the Board, or limit stockholders’ ability to make other compensation-related proposals.

CPS’s primary goal when determining compensation is to align compensation with our business objectives and performance. Our aim is to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. The Company aims to make executive compensation sensitive to Company performance, which is defined primarily in terms of sales and profits.

We believe that the Company’s executive compensation programs have been effective at providing appropriate incentives for the achievement of targeted results, aligning pay and performance, creating an ownership culture in which award recipients think and act like stockholders, and enabling CPS to attract and retain some of the most talented executives in our industry.

Revenues for the 2023 fiscal year were $27.6 million, compared to revenues of $26.6 million in fiscal 2022, an increase of approximately 4%. The Company generated net income of $1.4 million, or $0.09 per share, for fiscal 2023. This compares with net income of $2.1 million, or $0.15 per share, reported for 2022. In 2023 the Company had a provision for income taxes of $0.6 million. In 2022 the Company had a provision for income taxes of $0.8 million. In addition the Company filed for the Employee Retention Tax Credit of $0.7 million in 2022.

Compensation actions taken with respect to fiscal year 2023 for the Company’s named executive officers reflected the Company’s financial performance and individual achievement of performance milestones as compared to prior years. In fiscal year 2022, bonuses were paid to our named executive officers in the aggregate amount of $280,000. This amount includes $20,000 awarded to Mr. Griffith for his service as acting President in 2023. In addition, performance and market-driven salary increases were awarded to named executive officers in 2023.

Stockholders are encouraged to read the Compensation Discussion and Analysis and Compensation sections of this Proxy Statement for a more detailed discussion of how the Company’s compensation programs reflect our overarching compensation philosophy and core principles and how such philosophy and principles were implemented when making compensation decisions for 2023.

Our Board values constructive dialogue on compensation and other governance topics, and recognizes the interest that investors have in executive compensation. In response to the passage of the Reform Act and in recognition of growing support for advisory votes on compensation, stockholders now have the opportunity to vote on an advisory resolution concerning the compensation of our named executive officers on an annual basis.

Accordingly, stockholders are being asked to vote on the following resolution at the Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in the Compensation section (including the tables and narrative discussion therein) of this Proxy Statement be hereby APPROVED.

Stockholders will have the opportunity to vote for or against such resolution, or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter shall be required to approve the stockholder advisory vote on executive compensation as disclosed in this Proxy Statement. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

The advisory vote will not be binding on the Compensation Committee or the Board. However, the Compensation Committee and Board will review the voting results and any concerns raised by stockholders will be considered when determining future compensation arrangements and making decisions about future compensation programs and practices. The Board and Compensation Committee also may consult directly with stockholders to better understand any issues and concerns.

THE BOARD RECOMMENDS A VOTE “FOR”

THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION.

PROPOSAL 3. RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has selected the firm of Wolf & Company, P.C. (“Wolf”), independent certified public accountants, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024. Wolf acted as the Company’s independent registered public accounting firm for fiscal years 2022 and 2023.

It is expected that a member of Wolf will be present at the Meeting (in person or via video or teleconference) and will be available to respond to appropriate questions and make a statement if he or she so desires.

Fees

Audit Fees. The aggregate fees billed by Wolf for professional services rendered for the audit of the Company’s annual financial statements for fiscal years 2023 and 2022, and the reviews of the financial statements included in the Company’s quarterly reports during fiscal years 2023 and 2022, were approximately $142,647 and $130,540, respectively.

Audit-Related Fees. No fees were billed by Wolf for assurance and related services that were reasonably related to the performance of its audit or review of the Company’s financial statements for fiscal years 2023 and 2022.

Tax Fees. No fees were billed by Wolf for services rendered for tax compliance, tax advice and tax planning..

All Other Fees. In addition to the above, no additional fees were billed by Wolf in 2023. Wolf billed $14,750 related to the Company’s ATM filing and $15,000 for cybersecurity testing in 2022.

Pre-Approval Policies

The Audit Committee approves the audit and permissible non-audit services performed by the Company’s independent registered public accounting firm, and any other accounting firm, in order to ensure that the provision of such services does not impair such firm’s independence, in appearance or fact. In fiscal year 2023, the Audit Committee pre-approved all such services performed by Wolf.

Ratification

Stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise, but is being done as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider this selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of the selection of the independent registered public accounting firm. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table shows, as of March 6, 2024, the beneficial ownership of the Common Stock of the Company by (i) any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and nominees, (iii) each of the Company’s named executive officers, and (iv) all directors and named executive officers of the Company as a group. As of March 6, 2024, there were 14,519,215 shares of Common Stock outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class

5% Holders

CYB Master LLC 17 Timberland Dr., Box 5123 Crested Butte, CO 81225	1,373,929(2)	9.4%

Directors, Nominees and Named Executive Officers

Grant C. Bennett	1,314,154(3)	9.1%

Thomas M. Culligan	123,100(4)	*

Francis J. Hughes, Jr.	547,776(5)	3.8%

Ralph M. Norwood	149,818(6)	1.0%

Daniel C. Snow, Ph.D.	44,208(7)	*

Charles K. Griffith, Jr.	84,792(8)	*

Brian T. Mackey	--	*

All directors and executive officers as a group (7 persons)	2,263,848(10)	15.6%

(1)

Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group, within 60 days after March 6, 2023, upon the exercise of stock options or other purchase rights, but not the exercise of options or warrants held by any other person (“Presently Exercisable Options”). The address of Messrs. Bennett, Culligan, Griffith, Hughes, Mackey and Norwood and Dr. Snow is c/o CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts 02766.

(2)

Consists of 1,373,929 shares owned by CYB Master LLC. The estate of Mr. Norman Wechsler, manager and sole member of CYB Master LLC, may be deemed to be the beneficial owner of these shares by virtue of being the sole person in a position to direct the voting and investment decisions of CYB Master LLC.

(3)	Consists of 1,281,554 shares owned, and 32,600 shares of Common Stock issuable upon the exercise of Presently Exercisable Options, by Mr. Bennett.

(4)	Consists of 10,000 shares owned, and 113,100 shares of Common Stock issuable upon the exercise of Presently Exercisable Options, by Mr. Culligan.

(5)	Consists of 419,676 shares owned by Mr. Hughes and 128,100 shares of Common Stock issuable upon the exercise of Presently Exercisable Options, by Mr. Hughes.

(6)	Consists of 46,718 shares owned, and 103,100 shares of Common Stock issuable upon the exercise of Presently Exercisable Options, by Mr. Norwood.

(7)	Consists of 6,108 shares owned, and 38,100 shares of Common Stock issuable upon the exercise of Presently Exercisable Options, by Dr. Snow.

(8)	Consists of 35,792 shares owned, and 49,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options, by Mr. Griffith.

(10)

Consists of 1,799,848 shares beneficially owned and 464,000 shares of Common Stock issuable to Messrs. Bennett, Culligan, Hughes, Norwood, Griffith, and Dr. Snow issuable upon the exercise of Presently Exercisable Options.

Change in Control

The Company knows of no arrangements (including any pledge by any person of securities of the Company) that may result or have resulted in a change in control of the Company.

ADDITIONAL INFORMATION

Other Matters

If any other matters are properly presented to the Meeting for action, it is intended that the persons named in the enclosed proxy card will vote on such matters in accordance with their best judgment and applicable law.

Stockholder Proposals for 2025 Annual Meeting

Proposals of stockholders for inclusion in the proxy statement and form of proxy, including director nominees, for the Company’s 2025 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 23, 2024, and must comply with the applicable requirements of federal securities laws and the Company’s nomination procedures as discussed herein. Stockholder proposals received outside this process will be considered untimely if the Company is not provided written notice thereof no less than 30 days prior to the first anniversary of the date of notice given to stockholders for the prior year’s annual meeting of stockholders, or March 23, 2025, but in no event is notice required to be given more than 50 days prior to the date of such meeting. In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

Expenses and Solicitations

The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Further solicitation of proxies from some stockholders may be personally made by directors, officers and regular employees of the Company, by telephone, electronic mail, facsimile or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation by such individuals.

In addition, the Company may request banks, brokers, custodians, nominees, and fiduciaries to forward copies of the Company’s proxy materials to those persons for whom they hold shares to request instructions for voting the proxies. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

Householding

Certain stockholders who share the same address may receive only one copy of this Proxy Statement (which includes the Notice of Internet Availability of Proxy Materials) and the Company’s 2023 Annual Report on Form 10-K in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of this Proxy Statement (which includes the Notice of Internet Availability of Proxy Materials), or the 2023 Annual Report on Form 10-K, either by contacting your bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or by contacting CPS via telephone at (508) 222-0614 or in writing at CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts, 02766, Attention: Investor Relations. If you request to begin or stop householding, you should provide your name, the name of your broker, bank or other record holder, and your account information.

Annual Report on Form 10-K

The Company will provide, upon request and without charge to each stockholder entitled to vote at the Meeting, a copy of the Company’s Annual Report on Form 10-K as filed with the Commission for the fiscal year ended December 30, 2023. A request for copies of such report should be addressed to the Company at CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts, 02766, Attention: Chief Financial Officer.

CPS Technologies

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, Eastern Time, on April 25, 2024.

Online
Go to **www.investorvote.com/CPSH** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CPSH

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instruction Card. Signed proxies returned without specific voting directions will be voted in accordance with the Board of Directors' recommendations.

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. To elect the following nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified.

Nominee	For	Against	Abstain
01 - Grant C. Bennett	☐	☐	☐
02 - Francis J. Hughes, Jr.	☐	☐	☐
03 - Daniel C. Snow	☐	☐	☐
04 - Thomas M. Culligan	☐	☐	☐
05 - Ralph M. Norwood	☐	☐	☐

The Board of Directors knows of no other matters to be presented at the Meeting.

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name or names appear in this proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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C 1234567890 JNT

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03YF5A

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
THE NOTICE OF MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE 2023 FISCAL YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE AT https://cpstechnologysolutions.com/financial-reports/.

▼ IF VOTING BY MAIL, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — CPS TECHNOLOGIES CORP.

ANNUAL MEETING OF STOCKHOLDERS
April 25, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of CPS Technologies Corp. hereby appoints BRIAN MACKEY and CHARLES K. GRIFFITH JR., and each of them, attorneys, agents and proxies of the undersigned, with full powers of substitution to each, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock, par value $0.01 per share, of CPS TECHNOLOGIES CORP. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Nutter McClennen & Fish LLP, 155 Seaport Blvd., Boston, MA 02210, at 10:00 a.m. (local time) on Thursday, April 25, 2024, and any adjournments thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person. This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies named herein on any other business which may properly come before said Meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement for said Meeting, receipt of which is hereby acknowledged. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.**

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

CPS Technologies

VOTE

Using a **black ink** pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instruction Card. Signed proxies returned without specific voting directions will be voted in accordance with the Board of Directors' recommendations.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. To elect the following nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified.

	For	Against	Abstain
01 - Grant C. Bennett	☐	☐	☐
02 - Francis J. Hughes, Jr.	☐	☐	☐
03 - Daniel C. Snow	☐	☐	☐
04 - Thomas M. Culligan	☐	☐	☐
05 - Ralph M. Norwood	☐	☐	☐

The Board of Directors knows of no other matters to be presented at the Meeting.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name or names appear in this proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 6 0 2 0 6 7

03YF6A

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
THE NOTICE OF MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE 2023 FISCAL YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE AT https://cpstechnologysolutions.com/financial-reports/.

▼ IF VOTING BY MAIL, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — CPS TECHNOLOGIES CORP.

ANNUAL MEETING OF STOCKHOLDERS
April 25, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of CPS Technologies Corp. hereby appoints BRIAN MACKEY and CHARLES K. GRIFFITH JR., and each of them, attorneys, agents and proxies of the undersigned, with full powers of substitution to each, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock, par value $0.01 per share, of CPS TECHNOLOGIES CORP. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Nutter McClennen & Fish LLP, 155 Seaport Blvd., Boston, MA 02210, at 10:00 a.m. (local time) on Thursday, April 25, 2024, and any adjournments thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person. This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies named herein on any other business which may properly come before said Meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement for said Meeting, receipt of which is hereby acknowledged. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.**

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.